Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WARNER MUSIC GROUP CORP.

Warner Music Group Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”), hereby certifies as follows:

FIRST:  The name of the Corporation is Warner Music Group Corp.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 2003, under the name “WMG Parent Corp.”

SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation (the “Board of Directors”) and by the stockholders in accordance with Section 242 and 245 of the Delaware General Corporation Law and amends and restates the provisions of the existing Certificate of Incorporation.

THIRD:  The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I.
NAME

The name of the Corporation is Warner Music Group Corp. (the “Corporation”).

ARTICLE II.
REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.
CAPITAL STOCK

A.                                   The total number of shares of capital stock that the Corporation has authority to issue is 600,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).  The Board of Directors is hereby expressly authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock, one or more series of Preferred Stock and to determine, with respect to each such series, the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

B.                                     The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

C.                                     Each holder of record of Common Stock shall have one vote for each share of Common Stock that is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote.  In the election of directors, stockholders shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate.  Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

D.                                    Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

E.                                      Subject to applicable law and rights, if any, of the holders of any outstanding shares of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

F.                                      Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the assets of the

Corporation available for distribution to its stockholders in proportion to the number of shares held by them.

G.                                     Holders of Common Stock shall not have preemptive rights.

ARTICLE V.
BOARD OF DIRECTORS

A.                                   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors constituting the entire Board of Directors shall not be less than three, the exact number of directors to be determined (subject to the requirements of the Stockholders Agreement (as defined below)) from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors.

B.                                     The election of directors need not be by written ballot unless the bylaws of the Corporation shall so require.

C.                                     A director shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

D.                                    Except as otherwise provided in the Stockholders Agreement, any vacancy occurring in the Board of Directors (including any vacancy that results from an increase in the number of directors) shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

E.                                      Except as otherwise provided in the Stockholders Agreement, any or all directors of the Corporation (other than the directors, if any, elected by the holders of any series of Preferred Stock, voting separately as one or mores series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that if at any time the Investors (as defined below) no longer are the beneficial owners, in the aggregate, of at least 40% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, then any director or the entire Board of Directors may be removed only by the affirmative vote of at least 75% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

F.                                      For purposes of this Amended and Restated Certificate of Incorporation, the “beneficial owner” of shares shall be determined pursuant to Rule 13d-3 promulgated (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE VI.
ACTION BY STOCKHOLDERS

A.                                   Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if at any time the Investors no longer are the beneficial owners, in the aggregate, of at least 40% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may no longer be effected by any consent in writing.

B.                                     Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the President or Secretary of the Corporation, in each case pursuant to a resolution of the Board of Directors, and special meetings of stockholders of the Corporation may not be called by any other person or persons.

C.                                     The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the bylaws of the Corporation.  Meetings of stockholders may be held within or outside the state of Delaware, as the bylaws of the Corporation may provide.

ARTICLE VII.
CORPORATE OPPORTUNITIES

To the fullest extent permitted from time to time under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders or the affiliates of the foregoing, other than those officers, directors, stockholders or affiliates who are employees of the Corporation.  No amendment to or repeal of this Article VII or of the relevant provisions of the DGCL shall apply to or have any effect on the liability or alleged liability of any such officer, director, stockholder or affiliate for or with respect to any business opportunities of which such officer, director, stockholder or affiliate becomes aware prior to such amendment or repeal.

ARTICLE VIII.
INDEMNIFICATION; LIMITATION OF LIABILITY

A.                                   Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.  No amendment to or repeal of this Article VIII or of the relevant provisions of the DGCL shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

B.                                     The Corporation shall indemnify, in a manner and to the fullest extent permitted by the DGCL, each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was, or had agreed to become or is alleged to have been, a director, officer or employee of the Corporation or is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, employee, manager, partner or trustee of, or in a similar capacity for, another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an “Indemnitee”), or by reason of any action taken or omitted or alleged to have been taken or omitted by an Indemnitee in any such capacity, against, in the case of any action, suit or proceeding other than an action or suit by or in the right of the Corporation, all expenses (including court costs and attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf and all judgments, damages, fines, penalties and other liabilities actually sustained by him or her in connection with such action, suit or proceeding and any appeal therefrom and, in the case of an action or suit by or in the right of the Corporation, against all expenses (including court costs and attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that in an action or suit by or in the right of the Corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and then only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  With respect to service by an Indemnitee on behalf of any employee benefit plan of the Corporation or any of its affiliates, action in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the beneficiaries of the plan shall be considered to be in or not opposed to the best interests of the Corporation.  The Corporation shall indemnify an Indemnitee for expenses (including court costs and attorneys’ fees) reasonably incurred by the Indemnitee in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to this Article VIII.  However, notwithstanding anything to the contrary in this Article VIII, the Corporation shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Corporation or any other person who is an Indemnitee unless the initiation of the proceeding was approved by the Board of Directors of the Corporation, which approval shall not be unreasonably withheld.

C.                                     Subject to the provisions of the last sentence of Section B of this Article VIII, the Corporation shall, in advance of the final disposition of the matter, pay or promptly reimburse a director or officer for any expenses (including court costs and attorneys’ fees) reasonably incurred by such director or officer in investigating and defending or responding to any action, suit, proceeding or investigation referred to in Section B of this Article VIII, and any appeal therefrom; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such a matter shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation against such expenses as provided by this Article VIII.  The Corporation shall accept such undertaking without reference to the financial ability of the director or officer to make such repayment.

D.                                    The right to indemnification and advancement of expenses provided by this Article VIII shall continue as to any person who formerly was an officer, director or employee of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer, director or employee of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees.  Unless otherwise required by the DGCL, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article VIII shall be on the Corporation.  The Corporation may, by provisions in its bylaws or by agreement with one or more Indemnitees, establish procedures for the application of the foregoing provisions of this Article VIII.  The right of an Indemnitee to indemnification or advances as granted by this Article VIII shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

E.                                      No amendment to or repeal of this Article VIII or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment or repeal.

F.                                      The indemnification and advancement of expenses provided by this Article VIII shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Article VIII shall be deemed to prohibit the Corporation from entering into agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VIII.

G.                                     In addition to indemnification by the Corporation of current and former officers, directors and employees and advancement of expenses by the Corporation to current and former officers and directors as permitted by the foregoing provisions of this Article VIII, the Corporation may, in a manner and to the fullest extent permitted by the DGCL, indemnify current and former agents and other persons serving the Corporation and advance expenses to current and former employees, agents and other persons serving the Corporation, in each case as may be authorized by the Board of Directors, and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors, officers and employees by this Article VIII.

H.                                    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power to or is obligated to indemnify such person against such expense, liability or loss.

ARTICLE IX.
SECTION 203

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X.
DEFINITIONS

For purposes of this Amended and Restated Certificate of Incorporation:

A.                                   “affiliate” shall have the same meaning given to that term under Rule 12b-2 promulgated under the Exchange Act.

B.                                     “associate” shall have the same meaning given to that term under Rule 12b-2 promulgated under the Exchange Act.

B.                                     “Change of Control” shall mean the occurrence of (i) any consolidation or merger of the Corporation with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Corporation), whether or not the Corporation is a party thereto, in which the stockholders of the Corporation immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (x) representing directly, or indirectly through one or more entities, less than 50% of the economic interests in or voting power of the Corporation or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (y) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Corporation or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any transaction or series of related transactions, whether or not the Corporation is a party thereto, after giving effect to which in excess of 50% of the Corporation’s voting power is owned by any Person and its affiliates or associates, excluding (except with respect to a transaction or series of related transactions in connection with which a “drag along right” provided for in any stockholders agreement among the Corporation and a majority of its stockholders is being exercised) the Investors; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation; provided that (x) any consolidation or merger effected exclusively to change the domicile of the Corporation or to form a holding company, in which the stockholders of the Corporation immediately prior to such consolidation or merger own capital stock representing economic interests and voting power with respect to such redomiciled entity or holding company in substantially the same proportions as their ownership of capital stock of the Corporation, shall be excluded from clauses (i) and (ii) above and (y) any bona fide primary or secondary public offering following the occurrence of an initial public offering of the Common Stock shall be excluded from clause (ii) above.

C.                                     “Investors” shall mean Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC, 1997 Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership, THL WMG Equity Investors, L.P., Bain Capital Partners Integral Investors, LLC, Bain Capital VII Coinvestment Fund, LLC, BCIP TCV, LLC, Providence Equity Partners IV, L.P., Providence Equity Operating Partners IV, L.P., Music Capital Partners, L.P., ALP Music Partners, L.P. and their respective affiliates.

D.                                    “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

E.                                      “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of February 29, 2004, as amended from time to time, among the Corporation, WMG Holdings Corp., WMG Acquisition Corp., the Investors and the other parties thereto.

ARTICLE XI.
AMENDMENT

A.                                   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

B.                                     In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by Paul Robinson, its Senior Vice President and Deputy General Counsel, this 10th day of May, 2005.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: SVP & Deputy General Counsel